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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................








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NEWS RELEASE                                                  [LOGO]
CONTACT:                                                      156 FIFTH AVENUE
Stan Kay                                                      New York, NY 10010
MacKenzie Partners, Inc.                                      212 929-5500
(212) 929-5940                                                FAX 212 929-0308




FOR IMMEDIATE RELEASE:

               WYSER-PRATTE/SPEAR, LEEDS SENDS LETTER TO REXENE BOARD DEMANDING RECORD DATE CHANGE FOR APRIL 30 SPECIAL MEETING

                      CLAIMS BOARD'S MANIPULATIONS DISENFRANCHISE
                    SHAREHOLDERS AND VIOLATE FIDUCIARY DUTIES

NEW YORK, NY - - March 7, 1997 - - Guy P. Wyser-Pratte, president of Wyser-Pratte & Co., Inc., and Fred Kambeitz, managing director at Spear, Leeds & Kellogg today sent the following letter to the Rexene Corporation (NYSE: RXN) Board of Directors:

Board of Directors
Rexene Corporation
5005 LBJ Freeway
Dallas, TX 75244

Dear Sirs:

        We are writing to demand that you move the record date for the April 30 Special Meeting, which was overwhelmingly supported by the Company's stockholders, to a date that gives all shareholders a fair opportunity to vote their share at the meeting.

        The record date you have selected (only eight business days prior to the meeting date) disenfranchises the owners of all shares that are transferred of record between April 1 and April 18. Neither the buyers nor the sellers of those shares will have a fair opportunity to vote them at the meeting. The sellers will no longer be record holders, and the buyers will not receive their proxy materials in time to have the shares voted at the meeting. We are sure that your proxy solicitation firm has advised you that ADP and many other banks and brokers will not make daily or other periodic mailings of proxy materials to new holders during the month of April. The first mailing to those who buy shares in April will occur after the April 18th record date -- too late for them to have fair opportunity to vote their shares at the meeting.

        Because of these insurmountable practical problems, it was the height of cynicism for your spokesman to tell ISS that "the reason for the late record date was to ensure that a maximum number of current shareholders can vote in view of the importance of the agenda."

                                    - more -



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Wyser-Pratte / Spear, Leeds
March 7, 1997
page 2

The real reason for the late record date is perfectly clear: you want to minimize the total number of shares voted at the meeting. Since we need the vote of a majority of the outstanding shares to adopt our program at the meeting, every share that is not voted has the same effect as a vote for management.

        We are confident that the Court will recognize the manipulative intent behind your selection of an April 18 record date. It will hold that you have violated your fiduciary duty to shareholders and will order the record date moved up. To achieve this result through litigation, however, will cost the Company considerable time and money. Therefore, we propose that you move the record date to April 8, which would allow ADP and the other brokers and banks to mail to all record holders by Friday, April 11, providing the minimum period of time needed to give shareholders an opportunity to vote at the meeting.

        We urge you to give this request your serious attention and await your response no later than Wednesday, March 12.

        Signed,

        Guy P. Wyser-Pratte                                      Fred Kambeitz

                                         # # #


                             PARTICIPANT INFORMATION

Mr. Wyser-Pratte owns beneficially 953,600 shares of Rexene common stock representing approximately 5.07% of the outstanding shares. Spear, Leeds & Kellogg owns beneficially 948,600 shares of Rexene common stock, representing approximately 5.04% of the outstanding shares. The nominees of Mr. Wyser-Pratte and Spear, Leeds & Kellogg for election at the special meeting to the board of directors of Rexene are Messrs. Mauch, Macey, McQuade and Pasman. Mr. McQuade own beneficially 2,000 shares of Rexene common stock. Eric Longmire of Wyser-Pratte & Co., Inc. and Werner Goeckel are also participants. It is anticipated that Mr. Goeckel will be added to the board of directors of Rexene after the special meeting. Mr. Goeckel owns beneficially 4,200 shares of Rexene common stock.